Exhibit 5.1

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, GA 30309-3521 Tel: +1 404 572 4600 Fax: +1 404 572 5100 www.kslaw.com

August 10, 2023

Beazer Homes USA, Inc.

2002 Summit Boulevard NE, 15th Floor

Atlanta, Georgia 30319

Re: Beazer Homes USA, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Beazer Homes USA, Inc., a Delaware corporation (the “Company”), and the subsidiaries of the Company listed on Schedule I hereto (the “Covered Guarantors”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended. The Registration Statement relates to the registration under the Securities Act of the offer and sale of an indeterminate amount of the following securities (collectively, the “Securities”):

(i)        shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including associated preferred stock purchase rights (the “Preferred Stock Purchase Rights”) for shares of the Company’s Series A Junior Participating Preferred Stock;

(ii)        shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”);

(iii)        the Company’s senior debt securities (the “Senior Debt Securities”) to be issued pursuant to an indenture (the “Senior Indenture”), among the Company, the Subsidiary Guarantors (as defined below) and Regions Bank, as trustee (the “Trustee”);

(iv)        the Company’s subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), to be issued pursuant to an indenture (the “Subordinated Indenture”), among the Company, the Subsidiary Guarantors and the Trustee;

(v)        guarantees (the “Guarantees”) of the Debt Securities by the subsidiaries (the “Subsidiary Guarantors”) listed on Schedule II attached hereto;

(vi)        the Company’s depositary shares representing interests in fractional shares of Preferred Stock (the “Depositary Shares”);

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(vii)        the Company’s warrants to purchase Common Stock, Preferred Stock, Debt Securities or other securities (the “Warrants”);

(viii)        the Company’s rights to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Rights”);

(ix)        the Company’s stock purchase contracts to purchase Common Stock or other securities (the “Stock Purchase Contracts”);

(x)        the Company’s obligations under stock purchase units, each representing ownership of Stock Purchase Contracts and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing a holder’s obligation to purchase the securities under such Stock Purchase Contracts (the “Stock Purchase Units”); and

(xi)        units issued by the Company comprised of any of the foregoing securities listed in (i) through (x) above (the “Units”), or any combination of the foregoing, each on the terms to be determined at the time of each offering.

In connection with this opinion, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all documents submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon certificates, statements and representations of public officials and representatives of the Company and the Subsidiary Guarantors.

We have also assumed that (i) the form of Senior Indenture and the form of Subordinated Indenture filed as exhibits to the Registration Statement, and any contract governing or establishing the terms of the Depositary Shares, Warrants, Rights, Stock Purchase Contracts, Stock Purchase Units or Units will be the valid and binding obligations of each party thereto (other than the Company and the Covered Guarantors, as applicable) enforceable against each party thereto (other than the Company and the Covered Guarantors, as applicable) in accordance with their respective terms, (ii) the Section 382 Rights Agreement related to the Preferred Stock Purchase Rights, dated December 7, 2021, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “382 Rights Agent”) has been fully authorized and executed by the 382 Rights Agent and constitutes a valid and binding agreement of the 382 Rights Agent, enforceable against the 382 Rights Agent in accordance with its terms, (iii) the execution and delivery of, and performance by the Company and the Subsidiary Guarantors, as applicable, pursuant to, any Security (A) require no action by or in respect of, or filing with, any governmental body, agency or official and (B) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or the Subsidiary Guarantors, as applicable, (iv) any contract governing or establishing the terms of the Depositary Shares, Warrants, Rights, Stock Purchase Contracts, Stock Purchase Units or

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Units will be governed by the laws of the State of New York, (v) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (vi) any securities issued by any third party that comprise part of any of the Securities, or that are issuable upon the conversion, exchange, exercise or otherwise pursuant to the terms of any of the Securities are valid and binding obligations of such third party enforceable against such third party in accordance with their respective terms.

Based upon and subject to the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(1)        Any shares of Common Stock, when (i) the terms of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (ii) such shares of Common Stock have been duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Common Stock), will be validly issued, fully paid and non-assessable. The shares of Common Stock covered by the opinion in this paragraph include any shares of Common Stock that may be issued pursuant to or as part of any Stock Purchase Contracts or Stock Purchase Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(2)        Any shares of Preferred Stock, when (i) the terms of the series of such shares of Preferred Stock and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) a Certificate of Designations setting forth the powers, designations, preferences, rights, qualifications, limitations and restrictions of the series of such shares of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and (iii) such shares of Preferred Stock have been duly delivered to the purchasers thereof upon the payment of the consideration therefore (which consideration is not less than the par value of the Preferred Stock), will be validly issued, fully paid and non-assessable. The shares of Preferred Stock covered by the opinion in this paragraph include any shares of Preferred Stock that may be represented by Depositary Shares or that may be issued pursuant to or as part of any Stock Purchase Contracts or Stock Purchase Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(3)        Any Senior Debt Securities, when (i) the terms of such series of Senior Debt Securities and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (ii) such Senior Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Senior Indenture and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Senior Debt Securities covered by the opinion in this paragraph include any Senior Debt Securities that may be issued as part of any Stock Purchase Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

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(4)        Any Guarantee, when (i) the terms of such Guarantee and the related series of Senior Debt Securities and of the issuance and sale of such Guarantee and such related series of Senior Debt Securities, and all related matters, have been duly authorized and established by all necessary corporate action and (ii) such Guarantee has been duly executed by the Subsidiary Guarantors, such Senior Debt Securities have been duly executed by the Company and such Guarantee and Senior Debt Securities have been authenticated by the Trustee in accordance with the terms of the Senior Indenture and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Subsidiary Guarantors enforceable against the Subsidiary Guarantors in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Guarantees covered by the opinion in this paragraph include any Guarantees that may be issued as part of any Stock Purchase Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(5)        Any Subordinated Debt Securities, when (i) the Subordinated Indenture has been duly authorized, executed and delivered by the Company in the form attached to the Registration Statement, (ii) the terms of such series of Subordinated Debt Securities and of their issuance and sale, and all related matters, have been duly authorized and established by all necessary corporate action and (iii) such Subordinated Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Subordinated Indenture and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Subordinated Debt Securities covered by the opinion in this paragraph include any Subordinated Debt Securities that may be issued as part of any Stock Purchase Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(6)        Any Depositary Shares, when (i) the terms of the Depositary Shares, of any contract governing or establishing the terms of the Depositary Shares, of the related series of Preferred Stock represented by the Depositary Shares and of the issuance and sale of such Depositary Shares and such related series of Preferred Stock, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of the Depositary Shares has been duly authorized, executed and delivered by the Company, (iii) a Certificate of Designations setting forth the powers, designations, preferences, rights, qualifications, limitations and restrictions of the related series of Preferred Stock represented by the Depositary Shares has been duly filed with the Secretary of State of the State of Delaware, (iv) the shares of the related series of Preferred Stock represented by the Depositary Shares have been duly delivered to the applicable depositary, and (v) depositary receipts evidencing the Depositary Shares have been duly executed by the Company and countersigned by the applicable depositary against deposit of shares of the related series of Preferred Stock represented by the Depositary Shares in accordance with the terms of any contract governing or establishing the terms of the Depositary Shares and duly delivered to the purchases thereof upon the payment of the consideration therefor, will constitute valid

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and binding interests in shares of the related series of Preferred Stock represented by the Depositary Shares and will entitle the holders thereof to the rights specified in any contract governing or establishing the terms of the Depositary Shares, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares that may be issued pursuant to or as part of any Stock Purchase Contracts or Stock Purchase Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(7)        Any Warrants, when (i) the terms of such Warrants, of any contract governing or establishing the terms of such Warrants and of the issuance and sale of such Warrants, and all related matters have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of such Warrants has been duly authorized, executed and delivered by the Company, (iii) the actions described in the applicable paragraph of this letter with regard to any Security to be issued upon exercise of such Warrants have been taken and (iv) such Warrants have been duly executed by the Company and countersigned in accordance with the terms of any contract governing or establishing the terms of such Warrants and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued pursuant to or as part of any Stock Purchase Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(8)        Any Rights, when (i) the terms of such Rights, of any contract governing or establishing the terms of such Rights and of the issuance and sale of such Rights, and all related matters have been duly authorized and established by all necessary corporate action, (ii) any contract governing or establishing the terms of such Rights has been duly authorized, executed and delivered by the Company, (iii) the actions described in the applicable paragraph of this letter with regard to any Security to be issued upon exercise of such Rights have been taken and (iv) such Rights have been duly executed by the Company and countersigned in accordance with the terms of any contract governing or establishing the terms of such Rights and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Rights covered by the opinion in this paragraph include any Rights that may be issued pursuant to or as part of any Stock Purchase Contract or Stock Purchase Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(9)        Any Stock Purchase Contracts, when (i) the terms of such Stock Purchase Contracts, of any contract governing and establishing the terms of such Stock Purchase Contracts and of the issuance and sale of such Stock Purchase Contracts, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) any contract governing and establishing the

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terms of such Stock Purchase Contracts has been duly authorized, executed and delivered by the Company, (iii) the actions described in the applicable paragraph of this letter with regard to any Security issued as part of such Stock Purchase Contracts have been taken and (iv) such Stock Purchase Contracts have been duly executed by the Company and countersigned or authenticated (as applicable) in accordance with the terms of any contract governing or establishing the terms of such Stock Purchase Contracts and have been duly delivered to the purchasers thereof upon the payment of the consideration therefore, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Stock Purchase Contracts covered by the opinion in this paragraph include any Stock Purchase Contracts that may be issued as part of any Stock Purchase Units or otherwise pursuant to the terms of any other Securities.

(10)        Any Stock Purchase Units, when (i) the terms of such Stock Purchase Units, of any contract governing and establishing the terms of such Stock Purchase Units and of the issuance and sale of such Stock Purchase Units, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) any contract governing and establishing the terms of such Stock Purchase Units has been duly authorized, executed and delivered by the Company, (iii) the actions described in the applicable paragraph of this letter with regard to any Security issued as part of such Stock Purchase Units have been taken and (iv) such Stock Purchase Units have been duly executed by the Company and countersigned or authenticated (as applicable) in accordance with the terms of any contract governing or establishing the terms of such Stock Purchase Units and have been duly delivered to the purchasers thereof upon the payment of the consideration therefore, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Stock Purchase Units covered by the opinion in this paragraph include any Stock Purchase Units that may be issued upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

(11)        Any Units, when (i) the terms of such Units, of any contract governing and establishing the terms of such Units and of the issuance and sale of such Units, and all related matters, have been duly authorized and established by all necessary corporate action, (ii) any contract governing and establishing the terms of such Units has been duly authorized, executed and delivered by the Company, (iii) the actions described in the applicable paragraph of this letter with regard to any Security issued as part of such Units have been taken and (iv) such Units have been duly executed by the Company and countersigned or authenticated (as applicable) in accordance with the terms of any contract governing or establishing the terms of such Units and have been duly delivered to the purchasers thereof upon the payment of the consideration therefore, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The Units covered by the opinion in this paragraph include any Units that may be issued

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pursuant to or as part of any Stock Purchase Contract or Stock Purchase Units or upon the conversion, exchange, exercise or otherwise pursuant to the terms of any other Securities.

This opinion is limited in all respects to the laws of the States of Georgia and New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that forms a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ King & Spalding LLP

Schedule I

Covered Guarantors

Name of Covered Guarantor	Jurisdiction of Incorporation
Beazer Fundamental, LLC	DE
Beazer Gain, LLC	DE
Beazer General Services, Inc.	DE
Beazer Homes Holdings, LLC	DE
Beazer Homes Indiana Holdings Corp.	DE
Beazer Homes Investments, LLC	DE
Beazer Homes Sales, Inc.	DE
Beazer Homes Texas Holdings, Inc.	DE
Beazer Homes Texas, L.P.	DE
Beazer Homes, LLC	DE
Beazer Mortgage Corporation	DE
Beazer Realty Corp.	GA
Beazer Realty Los Angeles, Inc.	DE
Beazer Realty Services, LLC	DE
BH Building Products, LP	DE
BH Investment Holdings, LLC	DE
BH Materials, LLC	DE
BH Procurement Services, Inc.	DE
Dove Barrington Development LLC	DE
Marshfield Land, LLC	DE

Schedule II

Subsidiary Guarantors

Ballard Green Utility Company, LLC

Beazer Clarksburg, LLC

Beazer Fundamental, LLC

Beazer Gain, LLC

Beazer General Services, Inc.

Beazer Homes Holdings, LLC

Beazer Homes Indiana Holdings Corp.

Beazer Homes Indiana LLP

Beazer Homes Investments, LLC

Beazer Homes Sales, Inc.

Beazer Homes Texas Holdings, Inc.

Beazer Homes Texas, L.P.

Beazer Homes, LLC

Beazer Mortgage Corporation

Beazer Realty Corp.

Beazer Realty Los Angeles, Inc. Beazer Realty Services, LLC

BH Building Products, LP

BH Investment Holdings, LLC

BH Materials, LLC

BH Procurement Services, Inc.

Clarksburg Arora LLC

Clarksburg Skylark, LLC

Dove Barrington Development LLC

Marshfield Land, LLC